UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

CENTRAL VIRGINIA BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-24002 (Commission File Number)	54-1467806 (IRS Employer Identification No.)

2036 New Dorset Road Post Office Box 39 Powhatan, Virginia (Address of principal executive offices)	23139-0039 (Zip Code)

Registrant’s telephone number, including area code:  (804) 403-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

On March 31, 2006, Central Virginia Bankshares, Inc. (the “Company”) received a Nasdaq Staff Deficiency Letter indicating that the Company no longer complies with Nasdaq’s audit committee requirements as set forth in Marketplace Rule 4350 due to a vacancy on its audit committee created by the death of Charles W. Binford on March 17, 2006. NASD Rule 4350(d)(2)(A) requires, in part, that the audit committee of each Nasdaq issuer have at least three independent members. Due to the death of Mr. Binford, the audit committee of the Company currently is comprised of two members, Elwood C. May and James T. Napier.  The Company has a cure period under NASD Rule 4350(d)(4)(B) until the earlier of the Company’s next annual meeting, which is scheduled for April 25, 2006, or March 19, 2007 to comply with the requirements of NASD Rule 4350(d)(2)(A).  The Company’s intention is to appoint another independent director to the audit committee at the next board of directors meeting, which is scheduled for April 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VIRGINIA BANKSHARES, INC.

(Registrant)

By:  /s/ Charles F. Catlett, III

Charles F. Catlett, III

Senior Vice President and

Chief Financial Officer

Date: April 6, 2006